                           ENGAGEMENT AGREEMENT


This Agreement is effective as of the date of execution, by and between FiberChem, Inc. 1181 Grier Drive, Bldg B., Las Vegas, NV 89119 (referred to as "Company"), and entrenet Group, LLC, 5213 El Mercado Parkway, Suite D, Santa Rosa, California 95403 (referred to as "entrenet").

In this Agreement, the party who is contracting to receive services shall be referred to as "Company," and the party who will be providing the services shall be referred to as "entrenet".

Company desires to have services provided by entrenet.

Therefore, the parties agree as follows:

1. DESCRIPTION OF SERVICES. Beginning on the Effective Date, entrenet will provide the services, (collectively, the "Services") as described in Exhibit A attached hereto and incorporated herein by reference.

2. PERFORMANCE OF SERVICES. The manner in which the Services are to be performed and the specific hours to be worked by entrenet shall be determined by entrenet. entrenet shall, and the Company will rely on entrenet's promise to work as many hours as may be reasonably necessary to fulfill entrenet's obligations under this Agreement.

3. PAYMENT. Company will pay a fee to entrenet for the Services in an amount and under terms and conditions as described in Exhibit A.

4. TRANSACTION. For purposes of this agreement, the term "Transaction" shall mean, whether in one or a series of transactions: Any capital financing, including without limitation, any financing for debt, equity, capital stock (common or preferred), convertible instruments, lines of credit and secured and/or unsecured debt; Any merger/acquisition activity including without limitation, (i) the acquisition, directly or indirectly, through purchases, sales, or otherwise, of any or all portions of the securities of the Company by an investor or (ii) any merger, consolidation, reorganization, recapitalization, restructuring or other business combination involving the Company and an investor.

5. CONSIDERATION. For purposes of this agreement, the term "Consideration" means the total proceeds and other consideration paid and to be paid or contributed directly or indirectly, in connection with a Transaction (which consideration shall be deemed to include amounts paid or to be paid into escrow) to the Company and its shareholders, including, without limitation: (i) cash; (ii) notes, securities, and other property (including all options, warrants or other instruments or arrangements convertible into or exercisable for any of the foregoing) at the fair market value thereof; (iii) liabilities assumed; (iv) payments to be made in installments; (v) amounts paid or payable under management, consulting, supply, service, distribution, technology transfer or licensing agreements, and real property or equipment lease agreements, and agreements not to compete, and other similar arrangements (including such payments to management), entered into other than in the ordinary course of business; and (vi) contingent payments (whether or not related to future earnings or operations). The fair market value of non-cash consideration consisting of securities shall be determined based upon
     (A) the closing sale price for such securities on the registered national securities exchange providing the primary market therein on the last trading day prior to the date of receipt thereof by the Company or its shareholders, (B) if such securities are not so traded, the average of the closing bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotation System on the last trading day prior to the date of receipt thereof by the Company or its shareholders, or (C) if such securities are not so traded or reported, agreement between the Company and entrenet. The fair market value of any non-cash Consideration other than securities shall be determined by agreement of the Company and entrenet. If all or any portion of the Consideration is to be paid over time, then that portion of the Transaction Fee attributable thereto shall be payable, in the sole discretion of entrenet, either (i) as and when such payments are made or (ii) upon consummation of a Transaction, calculated based on the present value of such Consideration utilizing a discount rate of 7% per annum.

6. ACCOUNTING AND INSPECTION RIGHTS. For all compensation referred to in Exhibit A, it is further agreed that Company shall maintain written records in sufficient detail for purposes of determining the amount of Fees due entrenet. Company shall provide to entrenet a written accounting that sets forth the manner in which Fee payments were calculated. Upon
     15 days notice, entrenet or entrenet's agent shall have the right to inspect Company's records for the limited purpose of verifying the calculation of Fee payments, subject to such restrictions as Company may reasonably impose to protect the confidentiality of the records.
     Such inspections shall be made at the company's principal place of business during regular business hours as may be set by the Company.

7. EXPENSE REIMBURSEMENT. entrenet shall be entitled to reimbursement from Company for the following pre-approved "out-of-pocket" expenses: travel expenses, airfare, hotel, meals, postage and delivery, copying, long-distance telephone calls, or other expenses as shall be mutually agreed upon.

8. TERM/TERMINATION. This Agreement shall be effective upon signing and shall have an initial term and such renewal terms as shall be described in Exhibit A. The termination of this engagement is also defined in Exhibit A.

9. RELATIONSHIP OF PARTIES. It is understood by the parties that entrenet is an independent contractor with respect to Company, and not an employee of Company. Company will not provide fringe benefits, such as health insurance benefits, paid vacation, or any other employee benefit, for the benefit of entrenet.

10.  INDEMNIFICATION AND CONTRIBUTION. (a) If, in connection with the services or matters that are the subject of this agreement, entrenet becomes involved in any capacity in any action or legal proceeding, the Company agrees to reimburse entrenet, its affiliates and their respective directors, officers, employees, representatives and controlling persons (each an "Indemnified Person") promptly upon request for all expenses (including without limitation, fees and disbursements of legal counsel and the cost of investigation and preparation) as they are incurred. In the event a determination is made to the effect set forth below holding that entrenet is not entitled to indemnification hereunder, entrenet shall promptly refund to the Company all amounts advanced under this Section in respect of reimbursement of expenses. The Company also agrees to indemnify and hold each Indemnified Person harmless against all losses, claims damages or liabilities, joint or several (collectively, "Damages"), to which such Indemnified Person may become subject
     (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any offering materials or any other written or oral communication provided to any investor of securities of the Company or arising out of or based upon the omission or alleged omission to state in any such document or communication a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (ii) in connection with the services or matters which are the subject of this agreement, provided that the Company shall not be liable under the foregoing indemnity in respect of any Damages to the extent that a court having jurisdiction shall have determined by a final judgment (not subject to further appeal) that such damages resulted directly and primarily from the gross negligence or willful misconduct of entrenet or any other Indemnified Person. The Company also agrees that no Indemnified Person shall have any liability to the Company for or in connection with this engagement, except for any liability which results directly and primarily from the gross negligence or willful misconduct of the Indemnified Person. (b) The Company and entrenet agree that if, for any reason, any indemnification sought pursuant to this Section is unavailable or is insufficient to hold any Indemnified Person Harmless, then, whether or not entrenet is the person entitled to indemnification, the Company and entrenet shall each contribute to amounts paid or payable in respect of the Damages for which such indemnification is unavailable or insufficient in such proportion as if appropriate to reflect (i) the relative benefits to the Company, on the one hand, and entrenet, on the other and (ii) their relative fault, in connection with the matters as to which such Damages relate, as well as any relevant equitable considerations; provided that in no event shall the amount to
                                     2
    be contributed by entrenet exceed the amount of fees actually received by entrenet hereunder (excluding any amounts received by entrenet as a reimbursement of expenses). The Company and entrenet agree to consult in advance with one another with respect to the terms of any proposed waiver, release or settlement of any claim, action or proceeding to which entrenet or an Indemnified Person may be subject as a result of the matters contemplated by this agreement and further agree not to enter into any such waiver, release or settlement without the prior written consent of one another (which consent shall not be unreasonably withheld), unless such waiver, release or settlement includes an unconditional release of entrenet or such indemnified Person, as the case may be, from all liability arising out of such claim, action or proceeding. (c) The agreements of the Company under this Section shall be in addition to any liabilities the Company may otherwise have and shall apply whether or not entrenet or any other Indemnified Person is a formal party to any claim, action or legal proceedings. ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM FOR INDEMNIFICATION OR CONTRIBUTION HEREUNDER OR IN RESPECT OF ANY CLAIM, ACTION OR LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THE SERVICES OF entrenet HEREUNDER OR IN ANY OTHER MANNER IS HEREBY WAIVED BY EACH INDEMNIFIED PARTY AND BY THE COMPANY.

11. COOPERATION, CONFIDENTIALITY, ETC. (a) The Company shall furnish entrenet with all information and data which entrenet shall reasonably deem appropriate in connection with its activities on the Company's behalf, and shall provide entrenet full access to the Company's officers, directors, employees and professional advisors. Further, the Company shall involve entrenet in all discussions between the Company and potential investors and shall make available to entrenet all information regarding potential investors which the Company receives from any source whatsoever. The Company recognizes and confirms that entrenet in acting pursuant to this engagement will be using information in public reports and other information provided by others, including information provided by the Company, and that entrenet does not assume responsibility for, and may rely without independent verification upon, the accuracy or completeness of any such information. (b) the Company agrees that entrenet's advice is for the use and information of the Company's management and Board of Directors only and the Company will not disclose such advice to others (except the Company's professional advisors and except as required by law) or summarize or refer to such advice without, in each case, entrenet's prior written consent. Notwithstanding anything to the contrary contained in the foregoing, in the event the Company is required by law to make any filings with any governmental authority (including without limitation the Securities and Exchange Commission) which mention entrenet or any disclosure to the holder of its securities concerning entrenet, the Company shall afford entrenet the opportunity to review such disclosure in advance and to approve the form thereof, such approval not to be unreasonably withheld or delayed. entrenet agrees that it will not, without the prior written consent of the Company, disclose, to any third party any confidential information provided by the Company to entrenet in connection with this engagement, except to the extent (i) such disclosure is required by applicable law, regulation or legal process, (ii) such information becomes publicly known other than as a result of the breach by entrenet of its obligations set forth in this sentence, and (iii) such disclosure is requested or required by any bank regulatory authority having jurisdiction over entrenet.

12. OTHER TRANSACTIONS. The Company acknowledges that entrenet and its affiliates may have and may in the future have investment and commercial banking, trust and other relationships with parties other than the Company, which parties may have interests with respect to a Transaction. Although entrenet in the course of such other relationships may acquire information about the Transaction, potential investors or such other parties, entrenet shall have no obligation to disclose such information to the Company or to use such information on the Company's behalf. Furthermore, the Company acknowledges that entrenet may have fiduciary or other relationships whereby entrenet may exercise voting power over securities of various persons, which securities may from time to time include securities of the Company, potential investors or to others with interests with respect to a Transaction. The Company acknowledges that entrenet may exercise such powers and otherwise perform its functions in connection with such fiduciary or other relationships without regard to its relationship to the Company hereunder.

13. ACKNOWLEDGMENT OF SERVICES PROVIDED. entrenet may include descriptions of services provided by entrenet to the Company in entrenet's promotional materials. entrenet shall also have the right to place notices ("Tombstones") in financial or other newspapers and journals at entrenet's own expense describing its services to Company under this Agreement. The Company may not otherwise be publicly referred to by entrenet without Company's prior consent.

14. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, first class postage prepaid, addressed as follows:

    IF FOR COMPANY:                           IF FOR entrenet:
    ---------------                           ----------------
    FiberChem, Inc.                           entrenet Group, LLC
    Geoff F. Hewitt                           Timothy F. Jaeger
    President/CEO                             Chief Financial Officer
    1181 Grier Drive, Bldg. B.                5213 El Mercado Parkway, Suite D
    Las Vegas, NV 89119                       Santa Rosa, CA 95403

    Such addresses may be changed from time to time by either party by providing written notice to the other in the manner set forth above.

15. ARBITRATION AND CONSENT TO JURISDICTION. Any dispute and/or controversy relating to or arising from the interpretation and/or application of this Agreement shall be submitted at the request of the Company or entrenet to a neutral arbitrator selected by the parties from the J.A.M.S/Endispute panel of arbitrators for a determination which shall be final and binding as to the parties thereto. Arbitration shall take place in Santa Rosa, located in the county of Sonoma, state of California for a determination which shall be final and binding as to the parties thereto. The decision and award of the arbitrator may include the cost of the arbitration proceedings and may include reasonable attorney fees for the successful party. The arbitration shall be conducted in accordance with California Arbitration Act (CCP Section 1280 et seq.)
    and not by court action except as provided by California law for the judicial review of arbitration proceedings. Nothing herein contained shall be deemed to affect the rights of any Party to serve process in any manner other than as permitted by law.

16. ENTIRE AGREEMENT. This Agreement, along with any Exhibits attached hereto, contains the entire agreement of the parties with respect to the subject matter and supersedes any other agreement whether oral or written which are not fully expressed herein, except for carryover provisions of any previous executed agreements between entrenet and Company.

17. AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

18. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

19. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

20. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of California, excluding that body of law known as conflict of laws.

    COMPANY                               entrenet GROUP, LLC




    By:  /s/ Geoff F. Hewitt              By:  /s/ John Billington
       ------------------------------        ----------------------------
    Geoff F. Hewitt                       John Billington
    President/CEO                         Vice President


    Date Executed:  10/2/97               Date Executed:  10/2/97
                  -------------------                   -----------------

Exhibit A

ADVISORY SERVICES PROVIDED BY ENTRENET

     As a corporate advisor, entrenet will use its best efforts to assist in achieving a successful Transaction. Such Transaction, as defined in paragraph four (4) of this agreement, includes without limitation any capital financing, debt financing, and/or merger/acquisition transactions.

     entrenet may act as exclusive corporate advisor in providing services to the management of the Company. Services shall include ADVICE and COUNSEL in the following areas:

          - Financing strategies.

          - Strategic partnerships, acquisition and merger strategies.

          - Securing placement agents.

          - Corporate positioning.

          - Business plan development.

          - Executive Placement.

          - Preparation for, and participation in Financial Meetings ("Road Show").

     entrenet will not act as a broker, but will assist in locating brokerage services if required. entrenet will not participate in general advertising of solicitation of the Company. Investors brought to the Company will be accredited investors to the best of entrenet's knowledge.

     entrenet may provide additional direct consulting services to the Company beyond its role as corporate advisor (egs. business plan preparation, corporate presentation development, financial pro-forma preparation, private-placement or public offering administrative/ contractual/financial services, interim management, etc.) at the Company's request. Such additional direct consulting services would be charged at entrenet's prevailing consulting rates at the time of the assignment(s) or as agreed to separately in the future.

entrenet COMPENSATION.

     TRANSACTIONS. Upon the successful completion of a Transaction, as defined in paragraph four (4) of this agreement, initiated at any time prior to the termination of the contract, the fees paid to entrenet shall be five percent (5%) (payable in cash) of gross Consideration as defined in paragraph five (5) of this agreement. Compensation is due entrenet regardless of the origination of the Transaction source. This paragraph shall apply to all transactions except for the Rights Offering currently being prepared by the Company to be presented to the current share holders of the Company. However, the Company has offered entrenet the opportunity to participate on a standby basis in the Rights
     Offering and should entrenet agree to participate, the Company agrees to include the Rights offering as a transaction under this paragraph.

     ADVISORY SERVICES. At signing of this engagement agreement, entrenet shall earn compensation of $120,000 for the twelve-month term. Form of payment shall be fifty percent (50%) payable in cash and fifty percent (50%) payable in convertible notes (as defined below). Payments due entrenet as follows: $5,000 cash and $60,000 note payable upon signing of this agreement. The balance of $55,000 cash is payable upon completion of a transaction, or at the rate of $5,000 per month for 11 additional months, whichever comes first.

     DIRECT INTRODUCTION OF FINANCING SOURCES. In addition to fees for successful Transactions and advisory services, entrenet's fees for direct introduction of a financing source or referral of principal parties, shall be five percent (5%) (payable in cash) of the gross consideration provided by such source. This paragraph shall apply to all introductions except for financing directly related to the consummation of any merger or acquisition transaction and, additionally, shall not apply to the transactions already in progress by the Company as listed on Exhibit B.

     EXECUTIVE PLACEMENT. In addition to other applicable fees, if entrenet introduces an executive-level candidate for management, who is subsequently hired by Company during the term of this Agreement (or within one year from introduction), then entrenet's fee shall be fifteen percent (15%) (payable in cash) of the candidate's total first year Consideration.

     WARRANTS. For all successful Transactions and Direct Introduction of Financing Sources, the Company shall grant to entrenet a five-year warrant to purchase shares of Company's stock valued at the exercising price as defined in the following sentence equal to the total of all fees paid to entrenet in conjunction with all such transactions. These warrants shall contain all standard provisions, as well as stock split adjustments and piggy-back registration provisions and shall have an exercise price equal to the lower of market or the purchase price of the stock issued in conjunction with any such transaction.

     FORM OF NOTES PAYABLE. Notes shall take the form of non-transferable 2 year subordinated convertible Note with 10% interest rate, with interest and principal due upon maturity. The note and accumulated interest is convertible by entrenet into common shares. The conversion price for publicly traded companies shall be a 20% (30% if trading of underlining shares is restricted under rule 144 of the Securities and Exchange Commission) discount of the moving 21-day average for the immediate period preceding the signing of this agreement. The conversion price for non-publicly traded companies shall be a 35% discount from the price of the most recent financing completed. Any notes associated with renewals will be in the same form as the notes for the initial term. The Company agrees to provide piggy-back registration rights to register aforementioned common shares underlying the conversion of the notes in the Company's next registration statement filed with the Securities and Exchange Commission, for which the shares can be registered.

     ESCROW. All Fees, Common Stock Warrants, or other consideration earned in conjunction with Advisory Services and Direct Introduction of Financing Sources are to be paid through the escrow account at time of funding.

     NON-ACCOUNTABLE EXPENSE ADVANCE. To offset local auto travel, long-distance telephone calls, postage, delivery, copying, faxing and other office costs, entrenet shall be advanced a non-accountable $1500 for the six-month term. Form of payment shall be $750 payable in cash upon signing of this agreement. The balance of $750 is payable in cash upon completion of a Transaction, or in 90 days, whichever comes first.

TERM

     The term of the Agreement shall be twelve (12) months from the date of signing. The Agreement shall automatically renew for successive twelve
     (12) month terms, unless either party provides 60 days written notice to the other party prior to either the termination of the applicable initial term or any renewal terms.

     Upon termination of this Agreement, payments under this paragraph shall cease; provided, however, that entrenet shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which entrenet has not yet been paid.

     For any sources introduced to the Company prior to termination, the above entrenet compensation schedule will remain in effect for one (1) year following the termination date of this agreement.

EXHIBIT B

LIST OF EXCLUSIONS FROM COMPENSATION FOR DIRECT INTERODUCTION OF FINANCING
SOURCES

EXHIBIT B -- ENTRENET EXCEPTIONS

Whessoe Varec/Endress+Hauser
Siebe, plc
Hoechst Celanese
AIG
Danaher Corp.
ABB
Texas Instruments
Thermo Electron
Halma Corp.
Shell Oil (Pipeline) Co.
Osmonics, Inc.
Great Britain Petroleum
Horiba Corp.

William Blair & Company
Rauscher Pierce & Clark, Ltd., et. al.